SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

August 11, 2016

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 7.01	REGULATION FD DISCLOSURE

Upcoming Events

The Company intends to participate in upcoming investor events. The presentations will be posted to the Company’s website at www.cimarex.com.

Investor Conferences

Senior management of Cimarex Energy Co. will be presenting at EnerCom’s The Oil & Gas Conference 21 at 11:00 am MDT on August 16, 2016. The presentation will be webcast and available on the Cimarex Energy Co. website at www.cimarex.com. An updated corporate presentation for the conference will be posted to www.cimarex.com on August 16, 2016 at 6:00 am MDT. Senior management will also be presenting at the Barclays CEO Energy-Power Conference at 11:05 am EDT on September 7, 2016. The presentation will be webcast and available on the Cimarex Energy Co. website at www.cimarex.com. An updated corporate presentation for the conference will be posted to www.cimarex.com on September 7, 2016 at 8:00 am EDT.

All statements at the conferences and in the corporate presentations, other than historical financial and other information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instructions B.2. of Form 8-K, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: August 11, 2016	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President-General Counsel

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